UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2011

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On June 14, 2011, J. C. Penney Company, Inc. (the “Company”) announced that Ronald B. Johnson, 52, has been elected the Company’s next Chief Executive Officer, succeeding Myron E. Ullman, III in that role.  Mr. Johnson will assume the Chief Executive Officer position on November 1, 2011 and report to Mr. Ullman who will become Executive Chairman of the Board of Directors of the Company.

Mr. Johnson is joining the Company from Apple Inc., where he served as Senior Vice President, Retail.  Prior to joining Apple in 2000, he spent 15 years with Target Corporation, where he was a key merchandising executive.

Mr. Johnson and the Company entered into a letter agreement dated as of June 14, 2011 describing certain terms of his employment, including base salary, target incentive award opportunity and a long-term incentive award in the form of restricted stock units, all as further described below.  As an executive officer of the Company, Mr. Johnson will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10(ii)(ab) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, to participate in the 2011 Change in Control Plan for J. C. Penney Corporation, Inc. (the “2011 Change in Control Plan”), a copy of which is filed herewith, and to receive the other benefits described in the letter agreement.  The 2011 Change in Control Plan provides benefits if, following a change in control of the Company, an executive’s employment is terminated as a result of an involuntary separation from service by the Company other than for cause or if the executive terminates employment with the Company for good reason.  For purposes of the 2011 Change in Control Plan, a change in control is defined as (i) the acquisition by any person, entity or group of 30% or more of the Company’s outstanding stock, (ii) the replacement of a majority of the Board of Directors, (iii) a reorganization, merger or consolidation, or the sale of all or substantially all of the Company’s assets, subject to certain exceptions, or (iv) a complete liquidation or dissolution of the Company; provided, that a change in control of the Company will not be deemed to have occurred as a result of the Company’s acquisition of its outstanding stock.  The 2011 Change in Control Plan provides that the Chief Executive Officer of the Company and senior managers that report to the Chief Executive Officer receive the following benefits: cash severance of 2.99 times annualized base salary plus target annual cash incentive opportunity at the time of termination, additional incentive compensation equal to the greater of actual incentive compensation for the year in which termination occurs or average incentive compensation for the prior three fiscal years and certain other payments, including for vacation and insurance coverage.  Under the 2011 Change in Control Plan, severance benefits for an executive cannot exceed 2.99 times the sum of base salary and target bonus.  The foregoing description of the 2011 Change in Control Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2011 Change in Control Plan, which is incorporated herein by reference.

Mr. Johnson and the Company have not entered into an employment agreement.  There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was elected as an executive officer of the Company.

Mr. Johnson’s base salary and target incentive award opportunity percentage under the J. C. Penney Corporation, Inc. 2011 Management Incentive Compensation Program are set forth below.  In addition, in connection with his employment, Mr. Johnson will receive a grant of 1,660,578 restricted stock units, which was determined by dividing $50,000,000 by the closing price of the Company’s common stock of 50¢ par value (the “Common Stock”) on June 13, 2011.  The restricted stock units will be granted to Mr. Johnson on the commencement of his employment with the Company and will have a value equal to the then-current price of the Common Stock.  Mr. Johnson’s restricted stock units vest on January 27, 2012 so long as he remains continuously employed by the Company through such vesting date; provided, however, that the restricted stock units will immediately vest prior to such date if Mr. Johnson’s employment with the Company terminates as a result of his death or disability, if Mr. Johnson terminates his employment with the Company for good reason or if the Company terminates his employment other than for cause.  Mr. Johnson’s restricted stock units are designed to replace the value of equity awards granted by Apple that were scheduled to vest on March 24, 2012.

Executive Officer	2011 Base Salary	2011 Target Incentive Award Opportunity (% of base salary)	2011 Time-Based Restricted Stock Units
Ronald B. Johnson Chief Executive Officer	$1,500,000	125%	1,660,578

Separately, Mr. Johnson and the Company entered into a warrant purchase agreement on June 13, 2011, pursuant to which Mr. Johnson purchased a warrant to acquire 7,256,894 shares of Common Stock for a purchase price of $49,999,999.66, as described in the Company’s Form 8-K dated June 13, 2011, which is incorporated herein by reference as if fully set forth herein.

(d)           On June 14, 2011, the Board of Directors of the Company elected Ronald B. Johnson as a member of the Board of Directors, effective August 1, 2011.  He will not serve on any committees of the Board of Directors or receive any directors’ fees.  There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was elected as a director.  The information set forth above regarding Mr. Johnson’s acquisition of a warrant to purchase shares of Common Stock is incorporated herein by reference as if fully set forth herein.

(e)           The information set forth above regarding Mr. Johnson’s base salary, target incentive award opportunity and restricted stock unit award and the 2011 Change in Control Plan is incorporated herein by reference as if fully set forth herein.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibit 10.1 Exhibit 99.1	J. C. Penney Corporation, Inc. Change in Control Plan, effective January 10, 2011 J. C. Penney Company, Inc. News Release issued June 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  June 14, 2011

EXHIBIT INDEX

Exhibit Number             Description

10.1                      J. C. Penney Corporation, Inc. Change in Control Plan, effective
  January 10, 2011

99.1                      J. C. Penney Company, Inc. News Release issued June 14, 2011